Exhibit (h)(2)(s)

Schedule A

(to Administration and Shareholder Services Agreement dated December 12, 2012)

Fund Name	Share Class(es)	Fee
Pacific FundsSM Portfolio Optimization Conservative	A, B, C, R, Advisor	0.15%
Pacific FundsSM Portfolio Optimization Moderate-Conservative	A, B, C, R, Advisor	0.15%
Pacific FundsSM Portfolio Optimization Moderate	A, B, C, R, Advisor	0.15%
Pacific FundsSM Portfolio Optimization Growth (formerly named PL Portfolio Optimization Moderate-Aggressive Fund)	A, B, C, R, Advisor	0.15%
Pacific FundsSM Portfolio Optimization Aggressive-Growth (formerly named PL Portfolio Optimization Aggressive Fund)	A, B, C, R, Advisor	0.15%
Pacific FundsSM Diversified Alternatives	A, C, Advisor	0.15%
Pacific FundsSM Core Income (formerly named PL Income Fund)	A, C, Advisor I, P	0.30 0.15	% %
Pacific FundsSM Floating Rate Income	A, C, Advisor I, P	0.30 0.15	% %
Pacific FundsSM High Income	A, C, Advisor I, P	0.30 0.15	% %
Pacific FundsSM Short Duration Income	A, C, Advisor I	0.30 0.15	% %
Pacific FundsSM Strategic Income	A, C, Advisor I	0.30 0.15	% %
Pacific FundsSM Limited Duration High Income	A, C, Advisor I	0.30 0.15	% %
PF Floating Rate Loan Fund	P	0.15%
PF Inflation Managed Fund	P	0.15%
PF Managed Bond Fund	P	0.15%
PF Short Duration Bond Fund	P	0.15%
PF Emerging Markets Debt Fund	P	0.15%
PF Comstock Fund	P	0.15%

Schedule A to Administration and Shareholder Services Agreement dated December 12, 2012

PF Growth Fund	P	0.15%
PF Large-Cap Growth Fund	P	0.15%
PF Large-Cap Value Fund	P	0.15%
PF Main Street® Core Fund	P	0.15%
PF Mid-Cap Equity Fund	P	0.15%
PF Mid-Cap Growth Fund	P	0.15%
PF Small-Cap Growth Fund	P	0.15%
PF Small-Cap Value Fund	P	0.15%
PF Real Estate Fund	P	0.15%
PF Emerging Markets Fund	P	0.15%
PF International Large-Cap Fund	P	0.15%
PF International Value Fund	P	0.15%
PF Currency Strategies Fund	P	0.15%
PF Global Absolute Return Fund	P	0.15%
PF International Small-Cap Fund	P	0.15%
PF Absolute Return Fund	P	0.15%
PF Equity Long/Short Fund	P	0.15%

Effective: April 27, 2015

AGREED TO & ACCEPTED BY:

PACIFIC FUNDS SERIES TRUST

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
Name:	Howard T. Hirakawa	Name:	Laurene E. MacElwee
Title:	Senior Vice President	Title:	VP & Assistant Secretary

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Howard T. Hirakawa	By:	/s/ Jane M. Guon
Name:	Howard T. Hirakawa	Name:	Jane M. Guon
Title:	SVP, Fund Advisor Operations	Title:	Secretary